As filed with the Securities and Exchange Commission on July 21, 2017

Registration No. 333-172382

Registration No. 333-192818

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8 REGISTRATION STATEMENT No. 333-172382

FORM S-8 REGISTRATION STATEMENT No. 333-192818

Under the Securities Act of 1933

ITEX CORPORATION

(Exact name of Registrant as specified in its charter)

Nevada	93-0922994
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

15900 SE Eastgate Way, Suite 100

Bellevue, Washington 98008
(425) 463-4000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

ITEX Corporation 2004 Equity Incentive Plan

ITEX Corporation 2014 Equity Incentive Plan

(Full title of the plan)

Steven White
Chief Executive Officer
ITEX Corporation
15900 SE Eastgate Way, Suite 100

Bellevue, Washington 98008
(425) 463-4000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications to:

Stephen Tollefsen, Esq.
Tollefsen Business Law P.C.
5129 Evergreen Way, Ste. D-20

Everett, WA 98203
(425) 353-8883

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐		Accelerated filer	☐
Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☑
Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY STATEMENT

On February 22, 2011 and December 13, 2013, ITEX Corporation (“ITEX”) filed with the Securities and Exchange Commission Registration Statements on Form S-8 (Registration Statement Nos. 333-172382 and 333-192818, respectively) (the “Forms S-8”) registering an aggregate of 800,000 shares of the Company’s Common Stock, $0.01 par value (the “Shares”), to be issued to participants under the ITEX Corporation 2004 Equity Incentive Plan (the “2004 Plan”), and the ITEX Corporation 2014 Equity Incentive Plan (the “2014 Plan,” and collectively, the “Plans”). No shares remain available for issuance under the 2004 Plan. The Company is no longer issuing securities under the 2014 Plan pursuant to the Form S-8. This Post-Effective Amendment No. 1 to the Registration Statements on Form S-8 is being filed in order to deregister all Shares that were previously registered under the Forms S-8 and remain unissued under the Plans.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bellevue, State of Washington, on July 21, 2017.

ITEX Corporation

By:	/s/ Steven White
Steven White
Chief Executive Officer

No other person is required to sign this Post-Effective Amendment to the Registration Statements in reliance on Rule 478 of the Securities Act of 1933, as amended.